REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 27th day of February, 2019, by and among Acquired Sales Corp., a Nevada corporation (the “Company”), and the “Investors” named in that certain Stock Purchase Agreement by and among the Company and the Investors (the “Purchase Agreement”).

The parties hereby agree as follows:

1.Certain Definitions

As used in this Agreement, the following terms shall have the following meanings:

Claim:Any loss, claim, damages, liability or expense (including the reasonable costs of investigation and legal fees and expenses).

Demand Registration: A registration pursuant to Section 2 hereof.

Firm Commitment Underwritten Offering: An offering in which the underwriters agree to acquire securities for distribution pursuant to a registration statement under the Securities Act and in which the obligation of the underwriters is to acquire all the securities being offered if any are acquired.

Holder: The beneficial owner of a security. For all purposes of this Agreement, the Company shall be entitled to treat the record owner of a security as the beneficial owner of such security unless the Company has been given written notice of the existence and identity of a different beneficial owner.

Misstatement: An untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement, Prospectus or preliminary prospectus not misleading.

Person: A natural person, partnership, corporation, business trust, association, limited liability company, joint venture or other entity or a government or agency or political subdivision thereof.

Piggyback Registration: A registration pursuant to Section 3 hereof.

Prospectus: The prospectus included in any Registration Statement, as amended and supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

Registration: Demand or Piggyback Registration.

Registration Expenses: The out-of-pocket expenses of a Registration, including:

(a)all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers);

(b)fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registerable Securities and determinations of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registerable Securities being sold may designate);

(c)printing, messenger, telephone and delivery expenses;

(d) fees and disbursements of counsel for the Company, counsel for the underwriters and of not more than one firm of attorneys for the sellers of the Registerable Securities;

(e)fees and disbursements of all independent certified public accountants of the Company incurred in connection with such Registration (including the expenses of any special audit and “cold comfort” letters incident to such registration);

(f)fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registerable Securities;

(g)premiums and other costs of securities acts liability insurance if the Company so desires or if the underwriters or selling holders of Registerable Securities so require; and

(h)fees and expenses of any other Persons retained by the Company.

Registerable Securities: “Registerable Securities” shall mean those Securities which have not been sold to the public.

Registration Statement: Any registration statement which covers Registerable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

Securities: “Securities” shall mean the Series A Preferred Stock and Shares of Common Stock into which it may be converted which cannot be sold to the public immediately without registration, whether or not such shares and securities have been sold to the public.

Underwritten registrations or underwritten offering: A registration in which securities of the Company are sold to an underwriter for distribution to the public.

2.Demand Registrations

The Rights Holders shall not have any rights to demand registration of the Registerable Securities. Notwithstanding the foregoing, the Company covenants to use commercially reasonable efforts to file a registration statement as soon as reasonably practicable covering shares of common stock into which outstanding Series A Preferred stock may be converted.

3.Piggyback Registrations.

(a) Participation

Each time the Company decides to file a registration statement under the Securities Act (other than on Forms S-4 or S-8) covering the offer and sale by it or any of its security holders of any of its securities for money, the Company shall give written notice thereof to all Holders of Registerable Securities. The Company shall include in such registration statement such shares of Registerable Securities for which it has received written requests to register such shares within 30 days after such written notice has been given.

(b) Underwriter’s Cutback

If in the good faith judgment of the managing underwriter of such offering the inclusion of all of the shares of Registerable Securities and any other Common Stock requested to be registered would interfere with the successful marketing of a smaller number of such shares, then the number of shares of Registerable Securities and other Common Stock to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced to such smaller number with the participation in such offering to be in the following order of priority: (1) first, the shares of Registerable Securities requested to be included, and (2) second, any other shares of Common Stock requested to be included. Any necessary allocation among the Holders of shares within each of the foregoing groups shall be pro rata among such Holders requesting such registration based upon the number of shares of Common Stock and Registerable Securities owned by such Holders.

All shares so excluded from the underwritten public offering shall be withheld from the market by the Holders thereof for a period (not to exceed 30 days prior to the effective date and 90 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

4.Hold-Back Agreements

Upon the written request of the managing underwriter of any underwritten offering of the Company’s securities, a Holder of Registerable Securities shall not sell, make any short sale of loan, grant any option for the acquisition of; or otherwise dispose of any Registerable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed 30 days before the effective date and 90 days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the underwritten public offering; provided that each of the officers and directors of the Company shall have entered into substantially similar holdback agreements with such managing underwriter covering at least the same period.

5.Registration Procedures

If and whenever the Company is required to register Registerable Securities in a Piggyback Registration, the Company will use its best efforts to effect such registration to permit the sale of such Registerable Securities in accordance with the intended plan of distribution thereof; and pursuant thereto the Company will as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission (“SEC”) as soon as practicable a Registration Statement with respect to such Registerable Securities and use its best efforts to cause such Registration Statement to become effective and remain effective until the Registerable Securities covered by such Registration Statement have been sold;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any Holder of Registerable Securities or any underwriter of Registerable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registerable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus; and

(c) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (x) commencing at the end of any fiscal quarter in which Registerable Securities are sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (y) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods.

6.Registration Expenses

All Registration Expenses will be borne by the Company.

7.Exchange Act Reporting Requirements

The Company shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any successor provision).

           8.Requirements for Participation in Underwritten Offering

No Person may participate in any underwritten offering pursuant to a Registration hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9.Suspension of Sales

Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each Holder of Registerable Securities shall forthwith discontinue disposition of Registerable Securities until such Holder has received copies of the supplemented or amended Prospectus required by Section 5(i) hereof; or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders possession, of the Prospectus covering such Registerable Securities current at the time of receipt of such notice.

           10.Expiration of Registration Rights. Notwithstanding anything to the contrary herein, all Registration Rights granted in this Agreement shall expire on December 31, 2019.

11.Miscellaneous

(a)   Notices

All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, email, fax, or air courier guaranteeing overnight delivery:

(1)if to a Holder of Registerable Securities, at the most current address given by such Holder to the Company in accordance with the provisions hereof; the initial address for Right Holder and The Company having been set forth in the Private Placement Memorandum ; and

(2)if to the Company, initially at its address set forth in the Private Placement Memorandum  and thereafter at such other address, notice of which is given in accordance with, the provisions hereof.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if faxed; when receipt acknowledged, if emailed; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. The Company shall promptly provide a list of the most current addresses of the Holders of Registerable Securities given to it in accordance with the provisions hereof to any such Holder for the purpose of enabling such Holder to communicate with other Holders in connection with this Agreement.

(b)Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

The foregoing notwithstanding, the registration rights granted the Holders of Registerable Securities under this Agreement may not be transferred without the prior written consent of the Company; provided that such registration rights may be transferred without such prior written consent upon written notice to the Company in connection with the transfer of shares of Restricted Stock to a partner of Right Holder or to any affiliate of Right Holder.

(c)Counterparts

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(d)   Table of Contents and Headings

The table of contents and headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(e)   Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

(f)Severability

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(g)Forms

All references in this Agreement to particular forms of registration statements are intended to include all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

(h)Entire Agreement.

This Agreement and any warrants issued pursuant to such agreements are intended by the parties as the final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the warrants issued pursuant to such agreements. This Agreement and the warrants issued pursuant to such Agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company: ACQUIRED SALES CORP.

By: /s/ Gerard M. Jacobs____________

Name: Gerard M. Jacobs

Title: Chief Executive Officer

The Investor:

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Signature Signature of Spouse/Partner (if applicable)

_______________________________________________________________________

Individual or Entity Name (and Title, if Name

applicable)

_______________________________________________________________________

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